Exhibit 99.2

UNAUDITED PROFORMA CONDENSED COMBINED

FINANCIAL INFORMATION

On May 21, 2021, LSI Industries Inc. (LSI or Company) completed the acquisition of all the capital stock of JSI Store Fixtures (JSI), a Maine-based provider of retail commercial display solutions, for $94.8 million. The following unaudited pro forma condensed combined financial information has been prepared to give effect to the acquisition by LSI using the acquisition method of accounting with the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

The unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2021 and the year end June 30, 2020 combine the historical statements of operations of LSI and JSI, adjusted to reflect the pro forma effect as if the acquisition of JSI occurred on July 1, 2019 (the first day of the Company’s 2020 fiscal year). The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of LSI and JSI as of March 31, 2021 and reflects the pro forma effect as if the acquisition of JSI occurred on that date. LSI’s historical consolidated financial statement referred to above were included in its Quarterly Report on Form 10-Q for the nine months ended March 31, 2021 and Annual Report on Form 10-K for the year ended June 30, 2020. JSI’s historical financial statements referred to above for JSI for the comparable periods are included in this Current Report on Form 8K/A. The accompanying unaudited pro forma condensed combined financial information and the historical consolidated financial information presented therein should be read in conjunction with the historical consolidated financial statements and notes thereto for LSI described above. The historical statements of JSI have been adjusted to conform to the Company’s financial statement presentation.

The unaudited pro forma condensed combined balance sheet and statements of operations include pro forma adjustments which reflect transactions and events that are directly attributed to the acquisition and factually supportable with respect to the statement of operations, and are expected to have a continuing impact on the consolidated results. The pro forma adjustments are described in the accompanying combined notes to the unaudited pro forma combined financial statements.

The unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2021 and the year end June 30, 2020 is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have actually been reported had the acquisition occurred on July 1, 2019, nor is it necessarily indicative of the future results of the operations. The unaudited pro forma condensed combined statements of operations and proforma condensed combined balance sheet include adjustments to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of JSI.

LSI INDUSTRIES INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2021
(Unaudited)

	Historical	Historical	Pro Forma		Pro Forma
(in thousands, except shares)	LSI	JSI	Adjustments		Total

ASSETS

Current assets

Cash and cash equivalents	$23,528	$906	$(23,170)	A	$1,264
Accounts receivable	44,974	14,341	(207)	E	59,108
Inventories	40,390	8,809	-		49,199
Refundable income tax	3,233	-	-		3,233
Other current assets	4,277	1,247	-		5,524
Total current assets	116,402	25,303	(23,377)		118,328

Property, Plant and Equipment, at cost
Land	3,943	30	30	B	4,003
Buildings	20,667	3,645	128	B	24,440
Machinery and equipment	68,444	5,784	(2,624)	B	71,604
Buildings under finance leases	2,033	-	-	B	2,033
Construction in progress	778	593	(510)	B	861
	95,865	10,052	(2,976)	B	102,941
Less accumulated depreciation	(71,713)	(5,192)	5,192	B	(71,713)
Net property, plant and equipment	24,152	4,860	2,216	B	31,228

Goodwill	10,373	12,990	22,041	D, E	45,404
Other Intangible Assets, net	27,948	6,619	39,141	C	73,708
Operating Lease Right-Of-Use Assets	7,673	-	4,517	F	12,190
Other Long-Term Assets, net	10,546	64	1,620	E	12,230
Total assets	$197,094	$49,836	$46,158		$293,088

LIABILITIES & SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$25,003	$5,430			$30,433
Revolving line of credit	-	5,139	(5,139)	H	-
Capital lease liability, current		84	(84)	H	-
Accrued expenses	30,302	3,310	3,649	E, F, J	37,261
Total current liabilities	55,305	13,963	(1,574)		67,694

Long-Term Debt	-	27,071	44,551	A, H	71,622
Capital lease liability, net of current portion	-	205	(205)	H	-
Finance Lease Liabilities	1,568	-	-		1,568
Operating Lease Liabilities	8,105	-	3,499	F	11,604
Other Long-Term Liabilities	1,046	1,618	10,848	E	13,512

Shareholders' Equity
Preferred shares	-	17,816	(17,816)	I	-
Common shares	131,330	-	-		131,330
Treasury shares, without par value	(2,111)	-	-		(2,111)
Deferred compensation plan	2,111	-			2,111
Retained (loss)	(260)	(10,293)	6,855	E, I, J	(3,698)
Accumulated other comprehensive income	-	(544)	-		(544)

Total shareholders' equity	131,070	6,979	(10,961)		127,088

Total liabilities & shareholders' equity	$197,094	$49,836	$46,158		$293,088

LSI INDUSTRIES INC.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Nine Months Ended March 31, 2021

	Historical	Historical	Pro Forma		Pro Forma
(In thousands, except per share data)	LSI	JSI	Adjustments		Total

Net Sales	$218,597	$66,718			$285,315

Cost of products and services sold	162,519	48,980	401	K	211,900
Restructuring costs	3	-			3
Severance costs	5	-			5
Gross profit	56,070	17,738	(401)		73,407

Selling and administrative expenses	49,070	10,271	(873)	G, L, M, N	58,468
Severance costs	16	-			16

Operating income (loss)	6,984	7,467	472		14,923

Interest (income)	(4)	(38)			(42)
Interest expense	175	3,112	(2,150)	O	1,137
Other (income) expense	(197)	-			(197)

Income (loss) before income taxes	7,010	4,393	2,622		14,025

Income tax (benefit) expense	1,340	1,318	708	P	3,366

Net income (loss)	$5,670	$3,075	$1,914		$10,659

Earnings (loss) per common share
Basic	$0.21				$0.40
Diluted	$0.21				$0.39

Weighted average common shares outstanding
Basic	26,642				26,642
Diluted	27,352				27,352

LSI INDUSTRIES INC.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Twelve Months Ended June 30, 2020

	Historical	Historical	Pro Forma		Pro Forma
(In thousands, except per share data)	LSI	JSI	Adjustments		Total

Net Sales	$305,558	$56,983			$362,541

Cost of products and services sold	230,944	43,483	631	K	275,058
Restructuring costs	980	-			980
Severance costs	104	-			104
Gross profit	73,530	13,500	(631)		86,399

Selling and administrative expenses	68,783	12,916	(849)	G, L, M, N	80,850
Restructuring (gain) costs	(8,571)	-			(8,571)
Severance costs	242	-			242

Operating income (loss)	13,076	584	218		13,878

Interest (income)	(3)	(156)			(159)
Interest expense	873	4,089	(2,237)	O	2,725
Other expense	513	-			513

Income (loss) before income taxes	11,693	(3,349)	2,455		10,799

Income tax (benefit) expense	2,101	334	(167)	P	2,268

Net income (loss)	$9,592	$(3,683)	$2,622		$8,531

Earnings (loss) per common share
Basic	$0.37				$0.32
Diluted	$0.36				$0.32

Weighted average common shares outstanding
Basic	26,274				26,274
Diluted	26,473				26,473

LSI INDUSTRIES INC.

NOTES TO THE UNAUDITED PROFORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are based upon the historical consolidated financial statements of LSI Industries Inc. (LSI or Company) which were included in its Quarterly Report on Form 10-Q for the nine months ended March 31, 2021 and Annual Report on Form 10-K for the year ended June 30, 2020 and JSI Store Fixtures (JSI) financial statements for the comparable periods are included in this Current Report on Form 8K/A. The unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2021 and the year end June 30, 2020 combine the historical statements of operations of LSI and JSI, adjusted to reflect the pro forma effect as if the acquisition of JSI occurred on July 1, 2019 (the first day of the Company’s 2020 fiscal year). The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of LSI and JSI as of March 31, 2021 and reflects the pro forma effect as if the acquisition of JSI occurred on that date.

In accordance with generally accepted accounting principle, the acquisition of JSI by LSI is being accounted for using the acquisition method of accounting. As a result, the unaudited condensed combined balance sheet has been adjusted to reflect the allocation of the purchase price to the identified assets and assumed liabilities based upon the Company’s fair value assessment and the excess purchase price to goodwill. The purchase price allocation in these unaudited pro forma combined financial statements is based upon the purchase price of $94.8 million.

Pro Forma Adjustments

A.	Cash paid for the acquisition of JSI from the Company’s available cash with the difference of the cash consideration coming from the Company’s Line of Credit.
B.	Fair value adjustment of JSI’s fixed assets.
C.	Fair value adjustment of JSI’s intangible assets.
D.	The value of goodwill at March 31, 2021.
E.

Includes an estimated deferred tax asset and liability of $10.8 million and an accrued liability for paid-time off of $0.2 million partially offset by the elimination of a sales tax receivable of $0.2 million, sales tax liability of $0.4 million and deferred rent liability of $0.1 million.

F.	Adoption of Accounting Standards Codification (ASC) 842 Leases.
G.	Elimination of JSI’s amortization on existing intangibles assets.
H.	Elimination of JSI’s existing short-term and long-term debt obligations, including capital lease liabilities.
I.	Elimination of the JSI’s preferred stock, common stock and retained earnings.
J.	Acquisition transaction costs of $2.9 million.
K.

The increase in depreciation expense as a result of the fair value adjustments of JSI’s fixed assets. The increase in depreciation expense over a nine month period will approximate $0.4 million and the increase in depreciation expense over a twelve month period will approximate $0.6 million.

L.

The elimination of certain private company expenses. Private company expenses removed from the combined results approximate $0.4 million for the nine month period and $0.8 million for the twelve month period.

M.	Amortization expense of JSI’s intangible assets. Amortization expense for the nine month period is $1.8 million and $2.3 million for the twelve months ended.
N.

The increase in expenses that JSI will incur as a result of its integration into LSI. Costs include compensation and benefit-related expenses and a representation and warranty insurance policy related to the acquisition of JSI, offset with known property and casualty insurance cost savings. Additional costs approximate $0.4 million for the nine month period and $0.9 million for the twelve month period.

O.

Interest expense incurred on the funds borrowed to purchase JSI. Assumed an average loan balance of $57 million over both reported periods at a borrowing rate of 3.25% for the twelve month period, which approximates $1.9 million of interest expense, and a borrowing rate of 2.25% for the nine month period, which approximates $1.0 million of interest expense.

P.	Adjust income tax to reflect an effective tax rate of 24% for the nine month period and 21% for the twelve month period.